Exhibit 10.6

Mandate Agreement

between

Auris Medical AG, Basel

and

Altamira Pharma GmbH, Zuchwil

Mandate

Auris Medical AG (“AMAG”) herewith instructs and mandates Altamira Pharma GmbH (“APG”) to provide support to AMAG in the strategic management of the business and in selected operational tasks.

Fees

AMAG shall pay to APG a monthly fee of CHF 20’000.—, including VAT, and a lump-sum expense allowance of CHF 600.—. Expenses in excess of the lump-sum allowance incurred in relation with the execution of the mandate shall be charged separately and against receipt.

Confidentiality

APG shall maintain secrecy over any and all business secrets and confidential information supplied based upon this agreement or of which it has obtained knowledge otherwise. This confidentiality obligation shall apply for the duration of this mandate and three years after its termination.

No confidentiality obligation shall apply if and to the extent that information concerned

•	is in the public domain, or

•	has become of public domain without act or failure of the concerned contractual party, or

•	was / has been obtained rightfully by a third party, or

•	already was in possession of the concerned contractual party.

Upon termination of this agreement, APG shall immediately return all documents, files, letters, schemes, equipment, products, software etc. belonging to AMAG, as well as copies and electronic records thereof, to AMAG.

Non-competition clause

During this mandate, APG undertakes not to perform any activities which are directly or indirectly competing with AMAG.

Intellectual Property Rights

Inventions, creations, works and other Intellectual property are owned by AMAG to the extent as they are created in the performance of APG’s contractual obligations.

Duration of the Mandate

This mandate is entered into for an indefinite period of time. Either party may terminate the agreement in writing with a 3-months’ notice period, with effect as to the end of a month.

Miscellaneous

•	If any provision of this agreement is held to be invalid, such invalidity shall not affect any other part of this contract.

•	The place of jurisdiction is the City of Basle.

Basle, 4 January 2011	Zuchwil, 4 January 2011

[Signature]	[Signature]

Auris Medical AG	Altamira Pharma GmbH